Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Royal Gold, Inc. 2015 Omnibus Long-Term Incentive Plan of our reports dated August 6, 2015, with respect to the consolidated financial statements of Royal Gold, Inc. and the effectiveness of internal control over financial reporting of Royal Gold, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Denver, Colorado

February 4, 2016